UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(Address of principal executive offices)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Contracts

The description of the Convertible Notes Indenture and the OCTEG-KCA Facility Agreement in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 1, 2013 (the “Effective Date”), Knight Capital Group, Inc. (“Knight”) merged with and into Knight Acquisition Corp, a wholly owned subsidiary of KCG Holdings, Inc. (“KCG”), with Knight surviving the merger (the “Knight Merger”), GETCO Holding Company, LLC (“GETCO”) merged with and into GETCO Acquisition, LLC, a wholly owned subsidiary of KCG, with GETCO surviving the merger (the “GETCO Merger”) and GA-GTCO, LLC (“GA-GTCO”), a unitholder of GETCO, merged with and into GA-GTCO Acquisition, LLC, a wholly owned subsidiary of KCG, with GA-GTCO Acquisition, LLC surviving the merger (the “GAGTCO Merger” and, together with the Knight Merger and the GETCO Merger, the “Mergers”), in each case, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013 (the “Merger Agreement”). Following the Mergers, each of Knight and GETCO became wholly owned subsidiaries of KCG.

Convertible Notes Indenture

In connection with the Knight Merger, on July 1, 2013, KCG became a party to the Indenture (the “Original Convertible Notes Indenture”), dated March 19, 2010, between Knight and The Bank of New York Mellon (the “Convertible Notes Trustee”), as successor in interest to Deutsche Bank Trust Company Americas, with respect to the 3.50% Cash Convertible Senior Subordinated Notes due 2015 (the “Convertible Notes”), pursuant to a supplemental indenture (the “Convertible Notes Supplemental Indenture” and, together with the Original Convertible Notes Indenture, the “Convertible Notes Indenture”), dated as of July 1, 2013, by and among KCG, Knight and the Convertible Notes Trustee.

Under the Original Convertible Notes Indenture, holders of the Convertible Notes may convert the Convertible Notes into cash at any time on or after December 15, 2014 until the second trading day after maturity. Holders of Convertible Notes may also convert their Convertible Notes at their option prior to December 15, 2014, under the following circumstances: (1) if the last reported sale price of Knight’s Class A common stock, par value $0.01 per share (“Knight Common Stock”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 150% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of Knight’s Common Stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, as more fully described in the Convertible Notes Indenture. The conversion rate was initially set at 47.9185 shares of Knight’s Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $20.87 per share of Knight’s Common Stock). The Convertible Notes Indenture, as supplemented by the Convertible Notes Supplemental Indenture, replaces Knight Common Stock as the reference property for the determination of the rights of holders of the Convertible Notes with the weighted average of the types and amounts of consideration received by the Knight stockholders making an affirmative election attributable to one share of Knight Common Stock. The Convertible Notes Indenture, as supplemented by the Convertible Notes Supplemental Indenture, provides for certain other adjustments to adjust the conversion rights under the Original Convertible Notes Indenture to refer to such reference property and to refer to KCG corporate actions in the place of Knight corporate actions, and certain other changes to protect the interests of holders of the Convertible Notes.

On July 1, 2013, Knight delivered a notice (the “Convertible Notes Notice”) to the holders of Knight’s Convertible Notes. The Convertible Notes Notice advised holders of the Convertible Notes of the following:

(i) The weighted average of the types and amounts of consideration for each share of Knight Common Stock to be received by the holders of Knight Common Stock who validly made a cash election based on the proration provisions in the Merger Agreement consists of (1) $2.67 in cash and (2) .096 of a share of KCG Class A Common Stock.

(ii) Knight entered into the Convertible Notes Supplemental Indenture on July 1, 2013.

(iii) The completion of the Mergers in accordance with the terms of the Merger Agreement on the Effective Date and the results of the election of the holders of Knight Common Stock to receive cash consideration for such Knight Common Stock constitutes a “Fundamental Change” and a “Make-Whole Fundamental Change,” each as defined under the Convertible Notes Indenture;

(iv) Each Holder of the Notes has the right to deliver a Fundamental Change Repurchase Notice requiring Knight to repurchase all or any portion of the principal amount of the Convertible Notes at a Fundamental Change Repurchase Price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date. To exercise such right, (1) such Fundamental Change Repurchase Notice must be delivered on or prior to the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date, which Knight has specified as August 5, 2013, and (2) the Convertible Notes included in such Fundamental Change Repurchase Notice shall be transferred to the Paying Agent by book-entry transfer in compliance with the procedures of the Depositary on or before the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date.

(v) Knight will deposit with the paying agent on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Convertible Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to the receipt of funds and/or Convertible Notes by the paying agent, payment for Convertible Notes surrendered (and not withdrawn prior to the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Convertible Note (provided the Holder has satisfied the conditions in the Convertible Notes Indenture) and (ii) the time of book-entry transfer of such Convertible Note to the paying agent by the holder thereof.

(vi) If on the Fundamental Change Repurchase Date, the paying agent holds money sufficient to make payment on all the Convertible Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (1) such Convertible Notes will cease to be outstanding, (2) interest will cease to accrue on such Convertible Notes and (3) all other rights of the holders of such Convertible Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(vii) Any Holder delivering a Fundamental Change Company Notice to the paying agent shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent.

(viii) The holders of the Convertible Notes are entitled to surrender the Convertible Notes for conversion into cash at any time from and after July 1, 2013 until the scheduled trading day immediately prior to the Fundamental Change Repurchase Date based on an applicable Conversion Rate on the Convertible Notes of 47.9185, including the cash make-whole premium (calculated in accordance with the Convertible Notes Indenture), if any.

(ix) The Convertible Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder of Convertible Notes may be converted into cash only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Convertible Notes Indenture.

The Convertible Notes Notice was required to be delivered under the terms of the Convertible Notes Indenture.

On July 1, 2013, $375,000,000, the amount needed to repurchase the Convertible Notes in full at maturity, was deposited in a cash collateral account under the sole dominion and control of the collateral agent under the term loan commitment (the “First Lien Credit Facility”) provided for by the first lien senior secured credit agreement (the “Credit Agreement”) with the lenders party thereto, Jefferies Finance LLC, as documentation agent, administrative agent, collateral agent and syndication agent, and Jefferies Finance LLC and Goldman Sachs Bank USA, as arrangers and book managers. On the Fundamental Change Repurchase Date, if all holders of the Convertible Notes deliver a Fundamental Change Repurchase Notice and elect to have their Convertible Notes repurchased at the Fundamental Change Repurchase Price, Knight expects to deposit the funds in the cash collateral account with the Convertible Notes Trustee, at which time the Convertible Notes Indenture shall be deemed satisfied and discharged and cease to be of further effect. If less than all holders of the Convertible Notes exercise repurchase rights, the remaining proceeds set aside in the cash collateral account will be available to repurchase the Convertible Notes pursuant to a tender offer, open market purchases and/or at maturity. The release of the funds set aside to repurchase the Convertible Notes at maturity in the cash collateral account shall be subject to the absence of an event of default under the First Lien Credit Facility and KCG’s 8.250% Senior Secured Notes (the “Senior Secured Notes”), will serve as collateral for the First Lien Credit Facility and the Senior Secured Notes, and may be enforced against by the collateral agent under the First Lien Credit Facility or the Senior Secured Notes in the case of an event of default under the First Lien Credit Facility or the Senior Secured Notes. The funds in the cash collateral account will not secure the obligations of Knight to the holders of the Convertible Notes, and the holders of the Convertible Notes will have no right to claim against the funds in the cash collateral account. The Knight Cash Convertible Notes had a carrying amount of $342,500,000 as of March 31, 2013 and a par value of $375,000,000.

OCTEG-KCA Facility Agreement

On July 1, 2013, OCTEG, LLC (“OCTEG”) and Knight Capital Americas LLC (“KCA”), each of which are wholly owned broker-dealer subsidiaries of KCG, as borrowers, KCG, as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, JPMorgan Chase Bank N.A. and Bank of America, N.A., as syndication agents, and BMO Capital Markets, JPMorgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners entered into a credit agreement (the “OCTEG-KCA Facility Agreement”). The OCTEG-KCA Facility Agreement replaces that certain credit agreement, dated as of June 6, 2012, among OCTEG, LLC, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, and JPMorgan Chase Bank, N.A., as syndication agent.

The OCTEG-KCA Facility Agreement provides for two classes of revolving loans, in a total aggregate committed amount of $450,000,000, together with a swingline facility with a $50,000,000 sub-limit, subject to two borrowing bases (collectively, the “OCTEG-KCA Revolving Facility”): Borrowing Base A and Borrowing Base B (each as defined in the OCTEG-KCA Revolving Facility). The proceeds of the Borrowing Base A loans are available to both OCTEG and KCA and may be used solely to finance the purchase and settlement of securities. The proceeds of the Borrowing Base B loans are available solely to KCA and may be used solely to fund clearing fund deposits with the National Securities Clearing Corporation (the “NSCC”). OCTEG and KCA shall each be obligated only with respect to the principal and interest of their own borrowings, and not the interest and principal of the other borrower’s borrowings. KCG fully and unconditionally guarantees the obligations of each of OCTEG and KCA on an unsecured basis. The OCTEG-KCA Revolving Facility also provides for an uncommitted incremental revolving credit facility of up to $250,000,000 on certain terms and conditions.

Borrowings under the OCTEG-KCA Revolving Facility shall bear interest, at the applicable borrower’s option, at a rate based on the federal funds rate (such loans referred to as “Base Rate Loans”) or based on LIBOR (such loans referred to as “Eurodollar Loans”), in each case plus an applicable margin.

For each Base Rate Loan, the interest rate per annum is equal to the greater of the federal funds rate or an adjusted one-month LIBOR rate plus (a) for each Borrowing Base A loan, a margin of 1.75% per annum and (b) for each Borrowing Base B loan, a margin of 2.25% per annum. For each Eurodollar Loan, the interest rate per annum is equal to an adjusted LIBOR rate corresponding to the interest period plus (a) for each Borrowing Base A loan, a margin of 1.75% per annum and (b) for each Borrowing Base B loan, a margin of 2.25% per annum. Depending on the applicable borrowing base, availability under the OCTEG-KCA Revolving Facility is limited to either (i) a percentage of the market value of certain eligible securities pledged as collateral in the case of Borrowing Base A loans, or (ii) the lesser of $150,000,000 and a percentage of the excess over the clearing deposit required by the NSCC in the case of Borrowing Base B loans.

Maturity and Prepayment

The loans under the OCTEG-KCA Facility Agreement will mature on June 6, 2015. Subject to certain exceptions, the OCTEG-KCA Revolving Facility is subject to mandatory prepayments by the applicable borrower (i) in the case of Borrowing Base A loans, if the amount of Borrowing Base A loans exceeds the Borrowing Base A and the applicable borrower does not deliver additional collateral to support such excess, (ii) in the case of Borrowing Base B loans, on the earlier of the return of the applicable NSCC margin deposits funded from the proceeds of such Borrowing Base B loans are returned and five days after the date such Borrowing Base B loans were made and (iii) in the case of Borrowing Base B loans, if Borrowing Base B loans have been outstanding for more than 30 days in any 90 day period. Optional prepayments of borrowings under the OCTEG-KCA Revolving Facility are permitted at any time, without premium or penalty.

Guarantees; Security

The OCTEG-KCA Revolving Facility is fully and unconditionally guaranteed on an unsecured basis by KCG and, to the extent elected by OCTEG or KCA, any of their respective subsidiaries.

The OCTEG-KCA Revolving Facility is secured by first-priority pledges of and liens on certain eligible securities, subject to applicable concentration limits, in the case of Borrowing Base A loans, and by first-priority pledges of and liens on the right to the return of certain eligible NSCC margin deposits.

Covenants

The OCTEG-KCA Revolving Facility contains customary affirmative and negative covenants for facilities of its type, including limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, restrictions on subsidiaries, issuance of capital stock, negative pledges and business activities. The negative covenants are subject to customary exceptions, qualifications and “baskets.”

The OCTEG-KCA Facility Agreement contains financial maintenance covenants establishing a minimum total regulatory capital for each of OCTEG and KCA, a maximum total assets to total regulatory capital ratio for each of OCTEG and KCA, a minimum excess net capital limit for each of OCTEG and KCA, a minimum liquidity ratio for KCA, and a minimum tangible net worth threshold for KCG.

Events of Default

The OCTEG-KCA Facility Agreement contains events of default customary for facilities of its type, including: nonpayment of principal, interest, fees and other amounts when due, inaccuracy of representations and warranties in any material respect; violation of covenants; cross-default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; material judgments; ERISA events; collateral matters; certain regulatory matters; and a “change of control”; subject, where appropriate, to threshold, notice and grace period provisions.

The descriptions above are qualified in their entirety by the Convertible Notes Indenture and the OCTEG-KCA Credit Facility, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 2.03 of this Current Report on Form 8-K regarding the Convertible Notes is incorporated by reference into this Item 2.04.

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) On the Effective Date, the Finance and Audit Committee of the Board of Directors of KCG (the “Board”) appointed PricewaterhouseCoopers LLP as KCG’s registered public accounting firm to audit KCG’s 2013 financial statements.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective as of the closing of the Mergers, the Board adopted KCG’s Code of Business Conduct and Ethics, a copy of which is available on KCG’s website. Information on such website does not constitute part of this document.

Item 8.01 Other Events

The final results of elections made by stockholders of Knight for the form of merger consideration to be received in the Knight Merger, are as follows:

•

Cash Elections: 279,075,694 shares validly elected to receive cash consideration, which exceeds the cash share election limit of approximately 201 million shares and therefore the cash election was subject to the proration procedures described in the Merger Agreement. Accordingly, of the shares that validly elected to receive cash consideration approximately 71.1% will receive the cash consideration of $3.75 per share and the remainder will receive the per share stock consideration of one third of a share of KCG Class A common stock.

•

Jefferies LLC: In connection with the entry into the merger agreement, Jefferies LLC, Knight’s largest stockholder, agreed to waive its right to receive cash consideration with respect to certain of its shares. Accordingly, Jefferies LLC will receive cash consideration with respect to approximately 63.1% of its shares of Knight and will receive stock consideration with respect to the remainder.

•

All Other Shares: All shares that validly elected to receive stock consideration, did not make an election, made an invalid election or were not eligible to make an election will receive stock consideration.

In the aggregate, KCG will pay $720 million in cash consideration to former Knight stockholders (excluding cash to be paid in lieu of fractional shares of KCG). Taking into account the election results described above and the shares to be issued to former unitholders of GETCO, approximately 117.7 million shares of KCG Class A common stock are outstanding as of the date hereof (including unvested RSUs).

Exhibit No.	Description

4.1	Indenture (the “Original Convertible Notes Indenture”), dated March 19, 2010, between Knight Capital Group, Inc. and Deutsche Bank Trust Company Americas in connection with that certain 3.50% cash convertible senior subordinated notes due 2015 in the aggregate principal amount of $375,000,000, filed as Exhibit 4.1 to Knight Capital Group, Inc.’s Form 8-K filed on March 19, 2010, incorporated herein by reference.

4.2	Supplemental Indenture, dated July 1, 2013, by and among KCG Holdings, Inc., Knight Capital Group, Inc. and The Bank of New York Mellon, as successor in interest to Deutsche Bank Trust Company Americas, amending the Original Convertible Notes Indenture.

10.1	Credit Agreement, dated July 1, 2013, by and among OCTEG, LLC and Knight Capital Americas LLC, as borrowers, KCG Holdings, Inc., as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, JPMorgan Chase Bank N.A. and Bank of America, N.A., as syndication agents, and BMO Capital Markets, JPMorgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)

Date: July 1, 2013	By:	/s/ John McCarthy
	Name:	John McCarthy

	Title:	General Counsel and Corporate Secretary